SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ___________________


                                    FORM 8-K
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     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 8, 1996

                        Commission file number 000-27548

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                          LIGHTPATH TECHNOLOGIES, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)



           DELAWARE                                       86-0708398
(State or  other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                           Identification No.)

6820 Academy Parkway East, NE                             87109
Albuquerque, New Mexico                                   (ZIP Code)
(Address of principal executive offices)

               Registrant's telephone number, including area code:
                                  (505)342-1100
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                          LigthPath Technologies, Inc.
                         ( A Development Stage Company)
                                    Form 8-K

                                      Index

         Item                                                     Page
         ----                                                     ----
Item 4.  Changes in Registrant's Certifying Accountant.            2


Signatures                                                         3

Exhibit  - 1

                          LigthPath Technologies, Inc.
                         ( A Development Stage Company)
                                    Form 8-K




Item 4.  Changes in Registrant's Certifying Accountant.

Ernst & Young LLP are the principal accountants for LightPath. On August 8, 1996, the Company notified Ernst & Young LLP that firm's appointment as principal accountants was terminated effective with the conclusion of the June 30, 1996 reporting period.


There were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, and such firm's report on the Company's financial statements did not contain an adverse opinion or disclaimer of opinion and was not modified as to audit scope, or accounting principles. For the past two years the audit report has contained explanatory language as to the uncertainty of the Company as a going concern. Additionally, Ernst & Young LLP's management letter related to their audit of the June 30, 1995 financial statements contained certain comments regarding material weaknesses noted. These particular comments related to the Company's internal controls in its accounting and financial reporting systems and information systems. The Company agreed to the inclusion of the explanatory language and the material weaknesses which management believes have been properly resolved subsequent to June 30, 1995.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.


                                  LIGHTPATH TECHNOLOGIES, INC.



                                  By: /s/ Donald Lawson August 15, 1996
                                  -------------------------------------
                                            Donald Lawson          Date
                                  Executive Vice President and Treasurer

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